Exhibit 10.25
EXECUTIVE PENSION PLAN
OF THE FEDERAL NATIONAL MORTGAGE ASSOCIATION
Amendment
     Pursuant to Section 20 of the Executive Pension Plan of The Federal National Mortgage Association (the “Plan”), as authorized by the Conservator of Fannie Mae (the Federal Housing Finance Agency) and in accordance with the authority delegated to the Vice President & Deputy General Counsel for Tax & Benefits to approve amendments to benefit plans to the extent necessary to comply with Internal Revenue Code Section 409A, the Plan is hereby amended as follows, effective as of January 1, 2009 or, as to any provision hereof required under Section 409A to be effective January 1, 2008, as of January 1, 2008, except as otherwise provided herein:
     1. Section 2 is hereby amended by adding the following definitions:
     ““Actuarial Equivalent” means a benefit which is of equal value to a benefit otherwise payable in a different form or commencing at a different time under the Plan, based on the applicable mortality tables and interest factors (or other reduction factors) set forth in the Qualified Plan.
     “Separation from Service” means and correlative terms mean a “separation from service” (as that term is defined at Section 1.409A-1(h) of the Treasury Regulations) from the Corporation and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Corporation under Section 1.409A-1(h)(3) of the Treasury Regulations. Subject to the applicable limitations under Section 409A of the Code (“Section 409A”), any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred may, but need not, elect in writing. Any such written election shall be deemed part of the Plan. Whenever appearing in the Plan, references to a “termination of employment” and similar terms shall be construed to require a Separation from Service.
     “Specified Employee” means an individual determined to be a specified employee as defined in subsection (a)(2)(B)(i) of Section 409A. Subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(i) of the Treasury Regulations for purposes of determining “specified employee” status may, but need not, elect in writing. Any such written election shall be deemed part of the Plan.”
     2. The definition of “Total Compensation” in Section 2 is hereby amended and restated to read as follows:

““Total Compensation” means the sum of annual base salary, including amounts deferred by the Participant under the Federal National Mortgage Association Optional Deferred Compensation Plan, and its successor plans, and amounts which, pursuant to the election of the Participant, the Corporation has contributed to any cash or deferred arrangement qualified under Section 401(k) of the Code; plus:
(a) for compensation earned prior to March 1, 2007, the Participant’s other taxable compensation paid by the Corporation with respect to the calendar year for which the determination is made; provided, however, that such other taxable compensation shall be allocated equally over the years in which it is earned.
(b) for compensation earned on or after March 1, 2007, the cash bonus earned by the Participant under the Corporation’s Annual Incentive Plan, or its successor with respect to the calendar year for which the determination is made.
(c) Effective October 8, 2008, retention bonus awards paid under the program established in October 2008 and approved by the Conservator of Fannie Mae (“Retention Bonus Awards”); provided, however, that:
(i) Any Retention Bonus Awards paid in December 2008, April 2009, and November 2009 will be allocated (A) equally over the 12-month period commencing on January 1, 2008 and ending on December 31, 2008 or (B) in the event the Participant works fewer than the full 12-month period, over the actual number of months worked during such 12-month period.
(ii) Any Retention Bonus Awards paid in February 2010 will be allocated equally (A) over the 12-month period commencing on January 1, 2009 and ending on December 31, 2009 or (B) in the event the Participant works fewer than the full 12-month period, over the actual number of months worked during such 12-month period.
(iii) Amounts paid as severance in lieu of Retention Bonus Awards are not Retention Bonus Awards and therefore are not included in calculating Total Compensation for purposes of the Plan.
Notwithstanding paragraphs (a), (b) and (c) above, except as otherwise provided in an employment agreement, the portion of Total Compensation that is not annual base salary shall be limited in each year to 50 percent of the Participant’s annual base salary for such year.

3. Section 6 is hereby amended and restated in its entirety to read as follows:
“6. Normal Retirement Benefit
The normal retirement benefit under the Plan of a Participant who Separates from Service at age sixty (60) shall be payable in a form specified in Section 11 commencing at the time specified in Section 9 and shall be the Actuarial Equivalent of (A) minus (B), calculated as of the date of the Participant’s Separation from Service or the Participant’s attainment of age fifty-five (55) if later, where (A) is:
     (1) in the case of a Participant who first became a Participant in the Plan prior to March 1, 2007, a 100% Contingent Annuity (as defined in Section 11(b)(iv) below) with the Participant’s Surviving Spouse commencing on the Participant’s 60th birthday with annual payments equal to the Participant’s vested Pension Goal; or
     (2) in the case of a Participant who first became a Participant in the Plan on or after March 1, 2007, a single life annuity for the Participant’s life commencing on the Participant’s 60th birthday with annual payments equal to the Participant’s vested Pension Goal; and
     (B) is the sum of the Actuarial Equivalents of each of the following benefit offset amounts, in each case as determined by the Committee or its delegate: (i) the annual amount of any benefit to which Participant is then entitled to receive under the Qualified Plan (including for this purpose the annual amount of any payment which the Participant is then entitled to receive from the Corporation pursuant to Section 4.1(g) of the Federal National Mortgage Association Optional Deferred Compensation Plan or any successor provision to said section of said plan), (ii) the annual amount of any benefit not attributable to the Participant’s own contributions which the Participant is then entitled to receive under the Civil Service Retirement Act, solely to the extent such benefits are attributable to periods of employment with the Corporation, and (iii) for any Participant listed on the attached Schedule A (if any), any benefits not attributable to the Participant’s own contributions which the Participant is then entitled to receive under the Plan listed next to such Participant’s name on such Schedule A.”
4. Section 7 is hereby amended and restated in its entirety to read as follows:
“7. Early Retirement Benefits

A Participant who Separates from Service prior to age 60 shall receive an early retirement benefit under this Section 7. The amount of a Participant’s annual early retirement benefit shall be computed in the same manner as the Participant’s annual normal retirement benefit, but shall be adjusted by reducing the Pension Goal in which the Participant is vested by 1/12 of 2 percentage points for each full month by which the commencement of payments precedes the Participant’s attainment of age 60 (which for the avoidance of doubt means a percentage reduction in the dollar amount of the benefit that would otherwise have been paid). A Participant’s early retirement benefit, if any, shall be payable in a form specified in Section 11 commencing at the time specified in Section 9.”
5. Section 8 is hereby amended and restated in its entirety to read as follows:
“8. Deferred Retirement Benefit
     There shall be no actuarial increase or, except as provided in Section 5, other adjustment of the Pension Goal of a Participant who remains in the employ of the Corporation after attaining age 60. Instead, the amount of the Participant’s deferred retirement benefit shall be determined as though the Participant had Separated from Service and begun receiving a benefit at age sixty (60). Such benefit shall be payable in a form specified in Section 11 commencing at the time specified in Section 9.”
6. Section 9 is hereby amended and restated in its entirety to read as follows:
“9. Commencement of Benefit Payments
     Payment of a Participant’s benefit under the Plan shall commence within thirty (30) days of the date the Participant attains age 55 or, if later, the date of his or her Separation from Service with the Corporation. Notwithstanding the foregoing or any provision of the Plan to the contrary, in the case of a Participant who is a Specified Employee, payment of such Participant’s benefit owing to a Separation from Service with the Corporation shall not commence before the date which is six (6) months and one (1) day after the date of such Separation from Service or, if earlier than the end of such period, the date of death of such Participant; provided, that any payments delayed by reason of this sentence shall be accumulated and paid in a single lump sum at the end of such six-month and one day period.

     Notwithstanding any other provision of the Plan to the contrary and at the sole discretion of the Company, if at the time a Participant’s benefits are scheduled to commence under this Section 9 or a Surviving Spouse’s benefits are scheduled to commence under Section 12 (the “determination date”), the present value of the benefit payable hereunder (including any amounts payable to a Participant pursuant to another “nonaccount balance plan” (as defined in Section 1.409A-1(c)(2)(i)(C) of the Treasury Regulations) with which the Plan is required to be aggregated under Section 1.409A-1(c)(2) of the Treasury Regulations) is less than the applicable dollar amount under Section 402(g)(1)(B) of the Code, the benefit may be distributed (consistent with the cashout rules under Section 409A) in the form of a single lump sum equal to such present value as soon as administratively practicable, but in no event later than ninety (90) days after the determination date; provided, however, that the present value of the benefit shall be determined taking into account the amount of any bonus payable after the determination date, if the amount is known on the determination date, and if a bonus is payable after the determination date but the amount of such bonus is not known on the determination date, if the present value of the Participant’s benefit as of the determination date is less than the applicable dollar amount under Section 402(g)(1)(B), then the present value of the Participant’s unpaid benefit for purposes of this Section 9 shall be determined instead as of the date such bonus is paid, and the foregoing provisions of this Section 9 shall be applied treating the bonus payment date as the determination date.”
     7. Section 11 is hereby amended and restated in its entirety to read as follows:
     “11. Form of Benefit Payments
     (a) In the case of a Participant who first became a Participant in the Plan prior to March 1, 2007, the normal form of payment shall be an annuity paid monthly to the Participant for as long as the Participant shall live in an amount equal to one-twelfth of the annual normal or early retirement benefit, as applicable, in which the Participant is vested. In addition, if the Participant dies after the Participant’s payments under the Plan commence, the Participant’s Surviving Spouse (regardless of the Participant’s age at the time of the Participant’s death) shall be entitled to monthly payments, commencing on the first day of the month coincident with or next following the date of the Participant’s death and continuing for the duration of the Surviving Spouse’s life, of 100% of the monthly amount which was being paid to the Participant at the time of the Participant’s death.
     (b) In the case of a Participant who first became a Participant in the Plan on or after March 1, 2007, the normal form of benefit payment under the Plan is a single life annuity (i.e., an annuity which provides an amount of monthly income for the life of the Participant, with the last payment to be made on the first day of the month in which the Participant’s death occurs). Notwithstanding the foregoing, such a Participant may elect to receive, in lieu of the normal form of benefit payment set forth above, the Actuarial Equivalent of such normal form of benefit payment, payable in one of the following forms:

     (i) Single Life Annuity (i.e., an annuity which provides an amount of monthly income for the life of the Participant, with the last payment to be made on the first day of the month in which the Participant’s death occurs);
     (ii) 50% Joint and Survivor Annuity (i.e., an annuity which is the Actuarial Equivalent of the single life annuity, which provides an amount of monthly income for the life of the Participant with a survivor annuity for the life of the person designated by the Participant to receive an annuity upon the Participant’s death (“co-annuitant”) which is equal to fifty percent (50%) of the monthly amount of benefit payable during the joint lives of the Participant and his or her co-annuitant);
     (iii) 75% Joint and Survivor Annuity (i.e., an annuity which is the Actuarial Equivalent of the single life annuity, which provides an amount of monthly income for the life of the Participant and in the event the Participant predeceases his or her co-annuitant, a monthly benefit for the life of the co-annuitant that is 75% of the monthly amount of benefit payable during the Participant’s life);
     (iv) 100% Contingent Annuity (i.e., an annuity which is the Actuarial Equivalent of the single life annuity, which provides an amount of monthly income for the life of the Participant and in the event the Participant predeceases his or her co-annuitant, a monthly benefit for the life of the co-annuitant that is 100% of the monthly amount of benefit payable during the Participant’s life); or
     (v) 10 Year Certain and Continuous Annuity (i.e., an annuity which is the Actuarial Equivalent of the single life annuity, which provides an amount of monthly income for the life of the Participant with the provision that not less than one hundred twenty (120) monthly payments shall be made in any event to the Participant and the person properly designated by the Participant to receive a benefit from the Plan upon the Participant’s death (“beneficiary”)). If the Participant’s designated beneficiary predeceases the Participant and the Participant dies before having received the entire benefit to which the Participant is entitled, the beneficiary of the lump sum Actuarial Equivalent of the remainder of such benefit shall be the estate of the Participant. If the beneficiary survives the Participant but dies before having received the entire benefit to which such beneficiary is entitled, the beneficiary of the lump sum Actuarial Equivalent of the remainder of such benefit shall be the estate of the beneficiary.
A Participant may, to the extent consistent with Section 409A, elect in writing, in a form and manner acceptable to the Company, to have his or her benefit hereunder payable in another such annuity form that is available to such Participant under this Section 11(b), provided that no such change of election shall be effective if made on or after the date on which the first annuity payment is made and further provided that no such change of election shall be effective if such change would result in a form of benefit payment under the Plan that when considered together with payments under other “nonaccount balance plans” (as defined in Section 1.409A-1(c)(2)(i)(C) of the Treasury Regulations) with which the Plan is required to be aggregated under Section 1.409A-1(c)(2) of the Treasury Regulations would be inconsistent with the applicable payment rules (including without limitation the “life annuity” rules at Section 1.409A-2(b)(2)(ii)) under Section 409A.”

     8. Sections 12(iii) and Section 12(iv) are hereby replaced with a single amended and restated Section 12(iii), which shall read in its entirety as follows:
“(iii) The Surviving Spouse Benefit described in this Section 12 shall commence within thirty (30) days of the date of the Participant’s death or, if later, the date the Participant would have attained age 55.”
     9. Section 13 is hereby amended and restated in its entirety to read as follows:
“13. Optional Forms of Benefit Payments
In lieu of the form of payment described in Section 11 or 12 above, the Committee may designate in writing another form of benefit for a Participant (or, in the event of the Participant’s death, the Participant’s Surviving Spouse), provided (i) such written designation is irrevocable and is made on or prior to the date he or she becomes a Participant in the Plan pursuant to Section 4 and (ii) such form is the Actuarial Equivalent to the prescribed form of payment; and (iii) such form is identical to that which applies to the Participant’s benefit under any other “nonaccount balance plan” (as defined in Section 1.409A-1(c)(2)(i)(C) of the Treasury Regulations) with which the Plan is required to be aggregated under Section 1.409A-1(c)(2) of the Treasury Regulations).”
     10. Section 17 is hereby amended by adding the following two sentences to the end of the section:
“If at any time the Plan fails to meet the requirements of Section 409A and the regulations thereunder, the Committee or its delegate may accelerate the payment of benefits under the Plan, in an amount not to exceed the amount required to be included in the Participants’ income as a result of such failure. For the avoidance of doubt, no Participant will have any discretion, nor have any direct or indirect election, as to whether a payment will be accelerated under this Section 17.”

     11. Section 20 is hereby amended and restated in its entirety to read as follows:
“20. Amendment or Termination
     The Board may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time, and delegates to the Committee the authority to adopt amendments which may be necessary or appropriate to facilitate the administration, management and interpretation of the Plan or to conform the Plan thereto, provided any such amendment does not significantly affect the cost to the Corporation of maintaining the Plan. However, no amendment, suspension or termination of the Plan shall deprive any Participant of any vested rights without his written consent. To the extent consistent with Section 409A, the Plan shall be deemed amended to reflect the terms of any employment agreement between the Corporation and a Participant that are specifically applicable to the operation of this Plan.”
12. A new Section 26 is hereby added to read as follows:
“26. Compliance with Section 409A of the Code.
     (a) Notwithstanding any provision of the Plan to the contrary, any portion of a Participant’s benefits under the Plan that were earned and vested on or prior to December 31, 2004 and not materially modified after October 3, 2004 (“grandfathered benefits”) shall be administered and distributed pursuant to the terms of the Plan that were in effect on December 31, 2004 and applicable to such benefits, subject only to such amendments, if any, as do not constitute a “material modification” for purposes of Section 409A-6(a)(4) of the Treasury Regulations and that are identified as applying to the grandfathered benefits. In the case of any portion of a Participant’s benefits described in this Section 26, such grandfathered benefits are intended to be grandfathered for purposes of Section 409A and therefore exempt from Section 409A. In determining what amounts were earned and vested as of December 31, 2004, the applicable regulations and other guidance issued under Section 409A will apply.
     (b) In the case of any benefits earned or vested on or after January 1, 2005, no portion of such benefits shall be treated as a grandfathered benefit for purposes of Section 409A and the entirety of such benefits shall be administered and distributed pursuant to the Plan as it may be amended from time to time.
     (c) To the extent that benefits are not grandfathered, the Plan is intended to comply with Section 409A and shall be construed and interpreted in accordance with such intent. For purposes of administering the payment timing and form provisions in respect of benefits that are not grandfathered, the Plan shall be construed as a “nonaccount balance plan” as defined in Section 1.409A-1(c)(2)(i)(C) of the Treasury Regulations and aggregated with such other nonaccount balance plans as are required to be aggregated under Section 1.409A- 1(c)(2) of the Treasury Regulations.”